                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 333-19987 on Form S-3, Registration Statement No. 333-22745 on Form S-8, Registration Statement No. 333-23547 on Form S-4, Registration Statement No. 333-63443 on Form S-3, Registration Statement No. 333-42930 on Form S-8, Registration Statement No. 333-44960 on Form S-3 of Diamond Offshore Drilling, Inc. (the "Company") of our report dated January 23, 2001, (except for paragraph 3 of Note 7 which is dated March 7, 2001) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP

Houston, Texas
March 8, 2001